                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this 6th day of May, 1998 by and among Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), Prime Group Realty, L.P., a Delaware limited partnership and the operating partnership for PGRT ("Prime") (Prime and PGRT are hereinafter sometimes collectively referred to as "Employer"), and Louis Conforti, an individual residing at 4432 N. Winchester Avenue, Apt. 2 North, Chicago, Illinois 60640 ("Executive").

                               W I T N E S S E T H
                               -------------------

         A. Employer is engaged primarily in the ownership, management, leasing, marketing, acquisition, development and construction of office and industrial real estate facilities throughout the United States.

         B. Employer believes that it would benefit from the application of Executive's particular and unique skill, experience, and background to the management and operation of Employer.

         C. Executive wishes to commit to serve Employer in the position set forth herein on the terms herein provided.

         D. he parties wish by this Agreement to set forth the terms and conditions of the employment relationship between Employer and Executive.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein set forth, and for other good and valuable consideration, Employer and Executive hereby agree as follows:

         1. EMPLOYMENT AND DUTIES. During the Employment Term (as defined in Section 2 hereof), Employer agrees to employ Executive, and Executive agrees to be employed by Employer, as the Senior Vice President and Director of Capital Markets of Employer on the terms and conditions provided in this Agreement. Executive shall conduct, operate, manage and promote the business and business concept of Employer. The Chief Executive Officer or the President of Employer may from time to time further define and clarify Executive's duties and services hereunder, provided that such duties and services are consonant with Executive's position as Senior Vice President and Director of Capital Markets of Employer. Executive agrees to devote Executive's best efforts and substantially all of Executive's business time, attention, energy and skill to perform Executive's duties as Senior Vice President and Director of Capital Markets of Employer, subject to debt and equity financing origination activities to be conducted by Executive on behalf of Prime Capital Holding, LLC with the consent of Employer.

         2. TERM. The term of this Agreement shall commence on the first day of Executive's employment with Employer as agreed to by Employer and Executive and expire on the third anniversary of such date (the "Employment Term").

         3. COMPENSATION AND RELATED MATTERS. (a) Base Salary. As compensation for performing the services required by this Agreement during the Employment Term, Employer shall pay to Executive an annual salary of no less than One Hundred Forty Thousand Dollars ($140,000) ("Base Compensation"), payable in accordance with the general policies and procedures for payment of salaries to its executive personnel maintained, from time to time, by Employer (but no less frequently than monthly), subject to withholding for applicable federal, state, and local taxes. Increases in Base Compensation, if any, shall be determined by Employer , based on periodic reviews of Executive's performance conducted on at least an annual basis..

              (b) Bonus. In addition to Base Compensation, Employer, in Employer's sole and absolute discretion, may, but in no event shall be obligated to, authorize the payment of additional annual cash bonuses for each calendar year of up to one hundred and fifty percent (150%) of Base Compensation (a "Performance Bonus Distribution") to Executive based upon achievement of such corporate and individual performance goals and objectives as may be established or determined by Employer from time to time. For the first year of employment, within sixty (60) days after the first anniversary of the date of this Agreement, Executive will be paid a Performance Bonus Distribution of at least eighty percent (80%) of Executive's Base Compensation (the "First Year Performance Bonus Distribution"). Subsequent to the first year of employment, any Performance Bonus Distributions shall be paid within sixty (60) days after the conclusion of the applicable calendar year, provided that with respect to any Performance Bonus Distribution for (i) the 1999 calendar year, Employer shall be entitled to a credit equal to one-third of the First Year Performance Distribution and (ii) the 2001 calendar, if this Agreement expires and is not renewed by Employer and Executive, Executive shall be paid a pro-rata portion of any bonus otherwise payable to Executive for or with respect to such calendar year within sixty (60) days after the expiration of this Agreement.

              (c) Benefits. During the Employment Term and subject to the limitations and alternative rights set forth in this Section 3(c), Executive and Executive's eligible dependents shall have the right to participate in the medical and dental benefit plan established by Employer (which may include contributions by Executive, but only to the extent such contributions are required by other senior executive officers of Employer) and in any other retirement, pension, insurance, health or other benefit plan or program that has been or is hereafter adopted by Employer (or in which Employer participates), as such plans and programs may be amended or modified from time to time by Employer, according to the terms of such plan or program with all the benefits, rights and privileges as are enjoyed by any other senior executive officers of Employer. Employer expects to have in place a life insurance program in which Executive will be entitled to participate with all benefits, rights and privileges as are enjoyed by any other senior executive officers of Employer. If the participation of Executive would adversely affect the qualification of a plan intended to be qualified under Section 401(a) of the Internal Revenue Code as the same may be amended from time to time (the "Code"), Employer shall have the right to exclude Executive from that plan in return for Executive's participation in (i) a nonqualified deferred compensation plan or (ii) an arrangement providing Executive with substantially comparable benefits.

              (d) Expenses. Executive shall be reimbursed, subject to Employer's receipt of invoices or similar records as Employer may reasonably request in accordance with its policies and procedures, as such policies and procedures generally applicable to other senior executive officers of Employer may be amended or modified from time to time by Employer, for all reasonable and necessary expenses incurred by Executive in the performance of Executive's duties hereunder, including expenses for business entertainment and meals (whether in or out of town) and gas for business travel, but excluding automobile insurance.

              (e)  Vacations.  During the Employment Term,  Executive shall be entitled to vacation in accordance with Employer's practices generally applicable to other senior executive officers of Employer, as such practices may be amended or modified from time to time by Employer, provided that Executive shall be entitled to at least three (3) weeks paid vacation in each full calendar year, which in the case of the 1998 calendar year shall be prorated based on the number of days Executive is employed by Employer during such calendar year. Executive may accrue unused vacation time if not used in any calendar year or years, however, the maximum cumulative amount of vacation time that Executive may accrue and carry over to the next year is two (2) weeks. Executive shall be entitled to a payment for any vacation time which has accrued but has not been used as of the date of the termination of Executive's employment with Employer, unless Executive's employment is terminated pursuant to Section 5(a)(ii) hereof.

         4. SHARE OPTIONS AND GRANTS. PGRT has established a share incentive plan (the "Share Incentive Plan"). The Share Incentive Plan initially provides, among other things, for the issuance from time to time to certain officers, directors and other employees of PGRT and Employer, including Executive, of share options. Pursuant to the Share Incentive Plan, (i) on the date hereof, PGRT shall grant to Executive 50,000 nonqualified stock options at a purchase price per share equal to the Fair Market Value (as defined in the Share Incentive Plan) of such share on the last trading date prior to the commencement date of the Employment Term (the "Options"). Such Options shall have the terms and conditions as are set forth in the Share Incentive Plan and the Share Option Agreement to be entered into between PGRT and Executive. On the date hereof, PGRT shall also grant to Executive without further consideration 12,500 shares of beneficial interests of PGRT, which shares shall be restricted stock, will not be registered and will not be subject to any registration rights obligating PGRT or Prime to register such shares, provided that if this Agreement and Executive's employment is terminated pursuant to Section 5(a)(ii) or 5(b) hereof within six (6) months after the commencement date of the Employment Term, Executive shall return all of such shares to Employer.

         5. TERMINATION AND TERMINATION BENEFITS. (a) Termination by Employer. (i) Without Cause. Employer may terminate this Agreement and Executive's employment at any time for any reason or for no reason at all upon written notice to Executive of such termination. In connection with the termination of Executive's employment pursuant to this Section 5(a)(i), Executive shall (A) be paid Executive's Base Compensation in accordance with
Section 3(a) hereof up to the effective date of such termination, (B) be paid a pro rata portion of any bonus otherwise payable to Executive for or with respect to the calendar year in which such termination occurs in accordance with Section 3(b) hereof up to the effective date of such termination and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs, (C) be entitled to the benefits set forth in Sections 3(c), 3(d) and 3(e) hereof up to the effective date of such termination. For purposes of calculating Executive's pro rata portion of any bonus pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution, a pro rata (based on the number of days in the year) portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive's then current annual Base Compensation. For purposes of this Agreement, the "effective date of termination" shall mean the last day on which Executive is employed with Employer which may be later than the date of the delivery of any applicable notice of termination.

              (ii) WITH CAUSE.  Employer may terminate this Agreement with cause immediately upon written notice to Executive. Employer may elect to require Executive to continue to perform Executive's duties under this Agreement for an additional thirty (30) days following notice of termination. In connection  with the  termination  of  Executive's  employment  pursuant to this
Section 5(a)(ii), Executive shall (A) be paid Executive's Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, and, to the extent not previously paid, Executive shall be entitled to any bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs and (B) be entitled to the benefits set forth in Sections 3(c), 3(d) and 3(e) hereof up to the effective date of such termination. For purposes of this Section 5(a)(ii), "cause" shall mean (1) a finding by the Chief Executive Officer of PGRT or the Board of Trustees of PGRT (the "Board") that Executive has materially harmed Employer, its business, assets or employees through (a) an act of dishonesty, material conflict of interest, gross misconduct or willful malfeasance or (b) Executive's willful failure to perform (which shall not include inability to perform due to disability), or gross negligence in the performance of, in any material respects, Executive's material duties under this Agreement, (2) Executive's conviction of (or pleading nolo contendere to) a felony, involving acts of dishonesty, financial untrustworthiness or adversely impacting Executive's ability to perform Executive's duties hereunder, (3) the breach by Executive of any of Executive's material obligations hereunder (other than those covered by clause (1)(b) above) and the failure of Executive to cure such breach within thirty (30) days after receipt by Executive of a written notice of Employer specifying in reasonable detail the nature of the breach, or (4) Executive's governmental sanction (including restrictions, prohibitions and limitations agreed to under a consent decree or agreed order) under, or conviction for violation of, any federal or state securities law, rule or regulation (provided that in the case of a sanction, such sanction materially impedes or impairs the ability of Executive to perform Executive's duties and exercise Executive's responsibilities hereunder in a satisfactory manner) or (5) Executive's willful breach of any material policies or procedures of Employer.

              (iii) DISABILITY. If due to illness, physical or mental disability, or other incapacity, Executive shall fail during any four (4)
consecutive months to perform the duties required by this Agreement, Employer may, upon thirty (30) days' written notice to Executive, either terminate this Agreement or suspend Executive's right to any Base Compensation or Performance Bonus Distributions, effective upon expiration of such thirty (30) day period, without terminating this Agreement. In any such event, Executive shall (A) be paid Executive's Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, (B) be paid a pro rata portion of any bonus otherwise payable to Executive for or with respect to the calendar year in which such termination occurs in accordance with Section 3(b) hereof up to the first day of such four (4) month period and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs and (C) be entitled to the benefits set forth in Sections 3(c) (or the after-tax cash equivalent), 3(d) and 3(e) hereof up to the effective date of such termination. For purposes of calculating Executive's pro rata portion of any bonus pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus
Distribution, a pro rata portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive's then current annual Base Compensation. In the event Employer elects to suspend Executive's right to Base Compensation and Performance Bonus Distributions, at such time as Executive is able to resume the duties required under this Agreement, Executive shall be entitled to receive Base Compensation and Performance Bonus Distributions from the date Executive commences the performance of such duties following the disability in accordance with the terms and provisions of this Agreement. This
Section 5(a)(iii) shall not limit the entitlement of Executive, Executive's estate or beneficiaries to any disability or other benefits available to Executive under any disability insurance or other benefits plan or policy which is maintained by Employer for Executive's benefit. For purposes of this Agreement, the "date of disability" shall mean the first day of the consecutive period during which Executive fails to perform the duties required by this Agreement due to illness, physical or mental disability or other incapacity.

              (b) Termination by Executive Without Good Reason. Executive may terminate this Agreement and Executive's employment at any time for any reason or for no reason at all upon thirty (30) days' written notice to Employer, during which period Executive shall continue to perform Executive's duties under this Agreement if Employer so elects. In connection with the termination of Executive's employment pursuant to this Section 5(b), Executive shall (A) be paid Executive's Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs and (B) be entitled to the benefits set forth in Sections 3(c), 3(d) and 3(e) hereof up to the effective date of such termination.

              (c) Death. Notwithstanding any other provision of this Agreement, Executive's employment hereunder shall terminate on the date of Executive's death. In such event, Executive shall (A) be paid Executive's Base Compensation in accordance with Section 3(a) hereof up to the date of such death, (B) be paid a pro rata portion of any bonus otherwise payable to Executive for or with respect to the calendar year in which such death occurs in accordance with
Section 3(b) hereof up to the effective date of such death and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such death occurs and (C) be entitled to the benefits set forth in Sections 3(c) (or the after-tax cash equivalent), 3(d) and 3(e) hereof up to the date of such death. This Section 5(c) shall not limit the entitlement of Executive, Executive's estate or beneficiaries under any insurance or other benefits plan or policy which is maintained by Employer for Executive's benefit. For purposes of calculating Executive's pro rata portion of any bonus pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution, a pro rata portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive's then current annual Base Compensation.

              (d) Termination Compensation. In the event of a termination of this Agreement and Executive's employment pursuant to Section 5(a)(i) hereof, Employer shall pay to Executive, within thirty (30) days of termination, an amount in one lump sum ("Termination Compensation") equal to (i) if such termination occurs during the first year of this Agreement, one hundred eighty percent (180%) of Executive's then current annual Base Compensation, (ii) if such termination occurs during the second year of this Agreement, fifty-five percent (55%) of Executive's then current annual Base Compensation and (iii) if such termination occurs during the third year of this Agreement, thirty percent (30%) of Executive's then current annual Base Compensation. In the case of any such termination, the payment of such Termination Compensation shall be in lieu of and Executive shall not be entitled to receive any payment pursuant to
Section 5(a)(i)(B).

         6.   Covenants of Executive.

              (a) No Conflicts. Executive represents and warrants that Executive is not personally subject to any agreement, order or decree which restricts Executive's acceptance of this Agreement and the performance of Executive's duties with Employer hereunder.

              (b) Non-Competition. In return for the performance of the management duties described in Section 1 hereof, during the Employment Term, Executive shall not, directly or indirectly, in any capacity whatsoever, either on Executive's own behalf or on behalf of any other person or entity with whom Executive may be employed or associated, own any interest in, participate or engage in the day-to-day supervision, management, development, marketing or operation of any office or industrial real estate facilities or such other business as Employer may be engaged in during the Employment Term (the "Business") which is competitive with any of Employer's facilities. For purposes hereof, a facility will be deemed competitive with one of Employer's facilities if such facility is located within ten (10) miles of a facility owned, operated or managed by Employer or within ten (10) miles of a facility which Employer is developing or with respect to which Employer has signed a letter of intent or term sheet or binding contract for the acquisition, development or management thereof dated on or prior to the date of such termination. Furthermore, for a period of one year after any applicable Section 5 termination event, Executive shall not, directly or indirectly, solicit, attempt to hire or hire any employee or client of Employer. Notwithstanding the foregoing, nothing herein shall prohibit Executive from owning 5% or less of any securities of a competitor engaged in the same Business if such securities are listed on a nationally recognized securities exchange or traded over-the-counter on the National Association of Securities Dealers Automated Quotation System or otherwise.

              (c) Non-Disclosure. During the Employment Term and for a period of two years after the expiration or termination of this Agreement for any reason, Executive shall not disclose or use, except in the pursuit of the Business for or on behalf of Employer, any Trade Secret (as hereinafter defined) of Employer. For purposes of this Section 6(c), "Trade Secret" means any proprietary commercial information which derives independent economic value, actual or potential, with respect to Employer which Employer uses in its Business from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts to maintain its secrecy that are reasonable under the circumstances. Said term, however, shall not include general "know-how" information acquired by Executive prior to or during the course of Executive's service which could have been obtained by him from public sources without the expenditure of significant time, effort and expense which does not relate to Employer.

              (d) Business Opportunities. During the Employment Term, Executive agrees to bring to Employer any and all business opportunities which come to Executive's attention for the acquisition, development, management, leasing or marketing of real estate for industrial or office use. In the event that Employer elects not to participate or take advantage of any such business opportunity, Executive shall be free to pursue such business opportunity, provided that such business opportunity does not cause any tenant to relocate from a facility owned and/or operated by Employer, PGRT or any of their respective subsidiaries and participation by Executive in such business opportunity would not violate Executive's non-competition obligations set forth in Section 6(b) hereof.

              (e) Return of Documents. Upon termination of Executive's services with Employer, Executive shall return all originals and copies of books, records, documents, customer lists, sales materials, tapes, keys, credit cards and other tangible property of Employer within Executive's possession or under Executive's control.

              (f) Equitable Relief. In the event of any breach by Executive of any of the covenants contained in this Section 6, it is specifically understood and agreed that Employer shall be entitled, in addition to any other remedy which it may have, to equitable relief by way of injunction, an accounting or otherwise and to notify any employer or prospective employer of Executive as to the terms and conditions hereof.

              (g) Acknowledgment. Executive acknowledges that Executive will be directly and materially involved as a senior executive in all important policy and operational decisions of Employer. Executive further acknowledges that the scope of the foregoing restrictions has been specifically bargained between Employer and Executive, each being fully informed of all relevant facts. Accordingly, Executive acknowledges that the foregoing restrictions of Section 6 are fair and reasonable, are minimally necessary to protect Employer and its other partners from the unfair competition of Executive who, as a result of Executive's performance of services on behalf of Employer, will have had unlimited access to the most confidential and important information of Employer, its business and future plans. Executive furthermore acknowledges that no unreasonable harm or injury will be suffered by him from enforcement of the covenants contained herein and that Executive will be able to earn a reasonable livelihood following termination of Executive's services notwithstanding enforcement of the covenants contained herein.

         7. PRIOR AGREEMENTS. This Agreement, together with the Stock Incentive Plan, supersedes and is in lieu of any and all other employment arrangements between Executive and Employer or its predecessor or any subsidiary and any and all such other employment agreements and arrangements are hereby terminated and deemed of no further force or effect.

         8. ASSIGNMENT. Neither this Agreement nor any rights or duties of Executive hereunder shall be assignable by Executive and any such purported assignment by him shall be void. Employer may assign all or any of its rights hereunder provided that substantially all of the assets of Employer are also transferred to the same party.

         9. SUCCESSOR TO EMPLOYER. Employer will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of Employer, as the case may be, by agreement in form and substance reasonably satisfactory to Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession or assignment had taken place. Any failure of Employer to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement giving Executive the right to terminate this Agreement. This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate.

         10. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if personally delivered, sent by courier or by certified mail, postage or delivery charges prepaid, to the following addresses:

         (a)      if to Executive, to:

                  Louis Conforti
                  4432 North Winchester Avenue
                  Apt. 2 North
                  Chicago, IL 60640

                  WITH A COPY TO:

                  Baer Marks & Upham LLP
                  805 Third Avenue
                  New York, New York 10022
                  Attn: Donald S. Snider

         (b)      if to Employer, to:

                  Prime Group Realty Trust
                  Suite 3900
                  77 West Wacker Drive
                  Chicago, IL 60601
                  Attn: Chief Executive Officer

                  WITH A COPY TO:

                  Prime Group Realty Trust
                  Suite 3900
                  77 West Wacker Drive
                  Chicago, IL 60601
                  Attn: General Counsel

                  and to:

                  Winston & Strawn
                  35 West Wacker Drive
                  Chicago, IL  60601
                  Attn:  Wayne D. Boberg

Any notice, claim, demand, request or other communication given as provided in this Section 10, if delivered personally, shall be effective upon delivery; and if given by courier, shall be effective one (1) business day after deposit with the courier if next day delivery is guaranteed; and if given by certified mail, shall be effective three (3) business days after deposit in the mail. Either party may change the address at which it is to be given notice by giving written notice to the other party as provided in this Section 10.

         11. AMENDMENT. This Agreement may not be changed, modified or amended except in writing signed by both parties hereto.

         12. WAIVER OF BREACH. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

         13.  SEVERABILITY.  Employer and Executive each expressly  agree and contract that it is not the intention of either party to violate any public policy, statutory or common law, and that if any covenant, sentence, paragraph, clause or combination of the same of this Agreement (a "Contractual Provision") is in violation of the law of any state where applicable, such Contractual Provision shall be void in the jurisdictions where it is unlawful, and the remainder of such Contractual Provision, if any, and the remainder of this
Agreement shall remain binding on the parties such that such Contractual Provision shall be binding only to the extent that such Contractual Provision is lawful or may be lawfully performed under then applicable laws. In the event that any part of any Contractual Provision of this Agreement is determined by a court of competent jurisdiction to be overly broad thereby making the Contractual Provision unenforceable, the parties hereto agree, and it is their desire, that such court shall substitute a judicially enforceable limitation in its place, and that the Contractual Provision, as so modified, shall be binding upon the parties as if originally set forth herein.

         14. INDEMNIFICATION BY EXECUTIVE. Executive shall indemnify Employer for any and all damages, costs and expenses resulting from any material harm to Employer, its business, assets or employees through an act of dishonesty, material conflict of interest, gross misconduct or willful malfeasance by Executive. Executive also shall indemnify Employer for any and all damages, costs and expenses resulting from Executive's acts of omission constituting willful or reckless disregard of Executive's duties to Employer following notice thereof by Employer after it becomes aware of such conduct and Executive's failure to so cure within thirty (30) days.

         15. GOVERNING LAW. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with the laws of the State of Illinois, exclusive of the conflict of laws provisions of the State of Illinois.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    EMPLOYER:

                                    PRIME GROUP REALTY TRUST

                                    By:   \s\ Richard S. Curto
                                          -------------------------------------

                                    Title:Chief Executive Officer and President
                                          -------------------------------------

                                    PRIME GROUP REALTY, L.P.

                                    By:      Prime Group Realty Trust,
                                             its General Partner

                                             By:   \s\ Richard S. Curto
                                                   ----------------------------

                                             Title:Chief Executive Officer and
                                                   President
                                                   ----------------------------

                                   EXECUTIVE:

                                 \s\ Louis Conforti
                                 ----------------------------------------------
                                 Louis Conforti

DOCUMENT NUMBER:  317632.5
May 30, 1998





















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